Exhibit 99.1

NEWS RELEASE
	Contacts:	Michael W. Harlan, CFO and COO
U.S. Concrete, Inc.
713-499-6200

Jack Lascar, Partner
FOR IMMEDIATE RELEASE		Lisa Elliott, Vice-President
DRG&E / 713-529-6600

U.S. CONCRETE REPORTS IMPROVED

SECOND QUARTER 2004 RESULTS

•	Reports earnings per share of $0.21

•	Second quarter revenues increased 11.2 percent to $138.6 million

•	Provides third quarter and increases full year earnings guidance

AUGUST 5, 2004 – HOUSTON, TEXAS – U.S. Concrete, Inc. (NASDAQ: RMIX) today reported results for the three and six months ended June 30, 2004.

SECOND QUARTER 2004 RESULTS

Revenues in the second quarter of 2004 increased 11.2 percent to $138.6 million compared to $124.6 million in the second quarter of 2003. The revenue increase was led by a 6.1 percent increase in volume and a 3.7 percent increase in price in the Company’s ready-mixed concrete operations. For the second quarter of 2004, GAAP net income rose to $6.0 million, or $0.21 per diluted share on 28.6 million shares, compared to $3.5 million, or $0.13 per diluted share on 28.1 million shares, in the second quarter of 2003.

Gross profit in the second quarter of 2004 increased 15.4 percent to $27.4 million compared to $23.8 million in the year ago quarter. Selling, general and administrative expenses were $11.6 million compared to $10.8 million for the second quarter of 2003. As a percentage of revenues, SG&A expenses declined from 8.6% in the second quarter of last year to 8.4% in the second quarter of 2004.

The second quarter of 2004 results reflect an effective tax rate of 31 percent due to a loss on early extinguishment of debt recorded in the first quarter of 2004. Assuming a normalized effective tax rate of 40 percent, non-GAAP net income for the second quarter of 2004 would have been $5.3 million, or $0.18 per diluted share. In addition, the second quarter of 2004 results include $0.3 million in stock compensation expense, which was generated by the granting of restricted shares in lieu of stock options under the Company’s long-term equity incentive plan.

“We are pleased with our performance in the second quarter of 2004, as it now represents the third consecutive quarter we have achieved an increase in same plant sales,” stated Eugene P. Martineau, U.S. Concrete’s Chief Executive Officer. “Many of our markets are experiencing an increase in demand and we have begun to benefit from the impact of price increases that we implemented earlier this year. We expect to continue to experience reasonable demand and improving trends in pricing during the second half of this year.”

YEAR-TO-DATE 2004

For the six months ended June 30, 2004, revenues were $228.9 million compared to revenues of $209.7 million for the first six months of 2003. Gross profit increased 12.7 percent to $38.0 million in the first six months of 2004 compared to $33.7 million in the first six months of 2003. The GAAP net loss for the first half of 2004 was $18.6 million, or $0.66 per share on 28.2 million shares, which includes the $28.8 million loss on the early extinguishment of debt. Excluding the loss on early extinguishment of debt and assuming a normalized effective tax rate of 40 percent, non-GAAP net income for the first half of 2004 would have been $1.1 million, or $0.04 per diluted share, compared to a net loss of $0.5 million, or $0.02 per share on 27.8 million shares, during the same period last year.

A reconciliation of our GAAP net income and loss for the second quarter and first six months of 2004, respectively, to our non-GAAP net income for the second quarter and first six months of 2004 excluding the loss on early retirement of debt and assuming a normalized effective tax rate of 40 percent is included in the attached table.

OUTLOOK

The statements in the following paragraph are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential effect of any acquisitions or divestitures that may be completed after the date of this press release.

U.S. Concrete expects revenues for the third quarter of 2004 in the range of $145 million to $150 million and net income per diluted share in the range of $0.24 to $0.29. The Company now expects full year 2004 revenues in the range of $490 million to $505 million compared to its previous guidance of $485 million to $500 million and a net loss per share in the range of $0.21 to $0.24. The expected net loss for the year includes the $28.8 million loss on the early extinguishment of debt recognized in the first quarter. Excluding this loss, the Company now expects net income per diluted share in the range of $0.40 to $0.45 for the full year 2004 compared to its previous guidance of $0.38 to $0.43.

CONFERENCE CALL

U.S. Concrete has scheduled a conference call for Thursday, August 5, 2004, at 9:30 a.m. Eastern Time to review its second quarter 2004 results. To participate in the call, dial 303-262-2130 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A replay of the conference call will be available through Thursday, August 12, 2004. To access the replay, dial 303-590-3000 using the pass code of 11002725.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by accessing www.us-concrete.com. To listen to the live call on the web, please visit the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call.

U.S. Concrete provides ready-mixed concrete and related concrete products and services to the construction industry in several major markets in the United States. The Company has 91 fixed and six portable ready-mixed concrete plants, eight pre-cast concrete plants, three concrete block plants and one aggregates quarry. During 2003, these facilities produced approximately 5.0 million cubic yards of ready-mixed concrete, 7.5 million eight-inch equivalent block units and 1.0 million tons of aggregates. For more information on U.S. Concrete visit http://www.us-concrete.com.

This press release contains various forward-looking statements and information that are based on management’s belief as well as assumptions made by and information currently available to management. Forward-looking information includes statements regarding expected revenues and earnings per share for the third quarter of 2004 and the full year 2004, as well as expected reasonable demand and improving trends in pricing during the second half of 2004. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters: general and regional economic conditions; future growth in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; access to sufficient capital to fund U.S. Concrete’s desired growth; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete’s business; adverse weather; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete’s filings with the Securities and Exchange Commission, including U.S. Concrete’s Annual Report on Form 10-K for the year ended December 31, 2003, and the Company’s subsequent Quarterly Report on Form 10-Q.

(Tables to follow)

U.S. CONCRETE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2004	2003	2004	2003
Sales	$138,627	$124,610	$228,941	$209,677
Cost of goods sold before depreciation, depletion and amortization	111,198	100,851	190,951	175,979

Gross profit before depreciation, depletion and amortization	27,429	23,759	37,990	33,698
Selling, general and administrative expenses	11,633	10,774	22,365	20,930
Depreciation, depletion and amortization	3,133	3,078	6,181	5,738

Income from operations	12,663	9,907	9,444	7,030
Interest expense, net	4,147	4,090	8,114	8,279
Loss on early extinguishment of debt	—	—	28,781	—
Other income, net	251	185	562	404

Income (loss) before income taxes	8,767	6,002	(26,889)	(845)
Income tax provision (benefit)	2,718	2,456	(8,335)	(352)

Net income (loss)	$6,049	$3,546	$(18,554)	$(493)

Basic net income (loss) per share	$0.21	$0.13	$(0.66)	$(0.02)

Diluted net income (loss) per share	$0.21	$0.13	$(0.66)	$(0.02)

Basic common shares outstanding	28,166	28,034	28,164	27,832

Diluted common shares outstanding	28,647	28,097	28,164	27,832

U.S. CONCRETE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$16,033	$7,111
Trade accounts receivable, net	77,068	64,086
Inventories, net	19,549	18,104
Prepaid expenses	3,449	2,566
Other current assets	24,688	17,604

Total current assets	140,787	109,471

Property, plant and equipment, net	120,322	121,022
Goodwill	165,265	165,226
Other assets	10,933	5,255

Total assets	$437,307	$400,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of debt	$8	$13,610
Accounts payable and accrued liabilities	66,059	57,920

Total current liabilities	66,067	71,530

Debt, net of current maturities	200,000	141,429
Other long-term liabilities	12,145	11,304

Total liabilities	278,212	224,263

Commitments and contingencies

Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	166,671	164,123
Retained earnings (deficit)	(3,709)	14,845
Unearned compensation	(3,896)	(2,286)

Total stockholders’ equity	159,095	176,711

Total liabilities and stockholders’ equity	$437,307	$400,974

U.S. CONCRETE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:	$4,145	$7,436

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment, net of disposals of $412 and $2,231	(4,406)	(4,330)
Payments for acquisitions, net of cash received of $1,081	—	(5,814)
Other investing activities	(151)	(91)

Net cash used by investing activities	(4,557)	(10,235)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	264,000	6,270
Repayments of borrowings	(219,031)	(14)
Debt retirement costs	(25,851)	—
Debt issuance costs	(10,259)	(295)
Other financing activities	475	438

Net cash provided by financing activities	9,334	6,399

NET INCREASE IN CASH AND CASH EQUIVALENTS	8,922	3,600
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	7,111	4,685

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$16,033	$8,285

U.S. CONCRETE, INC.

ADDITIONAL STATISTICS

(In thousands, unless otherwise noted; unaudited)

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, our management believes that certain non-GAAP performance measures and ratios, which our management uses in managing our business, may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. See the table below for (1) presentations of our EBITDA, EBITDA margin and Free Cash Flow for the three and six months ended June 30, 2004 and (2) corresponding reconciliations to GAAP financial measures for the three and six months ended June 30, 2004. We have also included in the table below our Same Plant Sales for the three and six months ended June 30, 2004, and Same Plant Sales Variance Breakdown for the three and six months ended June 30, 2004, as compared to the prior year periods. Additionally, we have included certain Ready-Mixed Concrete Statistics for the three and six months ended June 30, 2004.

We define Same Plant Sales as our historical sales adjusted to reflect the assumption that all acquisitions occurred on January 1 of the prior year. We have included Same Plant Sales as a supplemental disclosure because our management believes that it provides a useful measurement of internal growth of our operations.

We define EBITDA as our income (loss) from operations plus other income and noncash impairments, depreciation, depletion and amortization. We define EBITDA margin as the amount determined by dividing EBITDA by total sales. We have included EBITDA and EBITDA margin in the accompanying tables because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use EBITDA to monitor and compare the financial performance of our operations. EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of EBITDA may not be comparable to similarly titled measures other companies report.

We define Free Cash Flow as cash provided by operations less capital expenditures for property, plant and equipment, net of disposals. We consider Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance prepared in accordance with GAAP.

	Three Months Ended June 30, 2004	Six Months Ended June 30, 2004
Same Plant Sales (in millions)	$138.6	$228.9

Same Plant Sales Variance Breakdown from comparable period in prior year:
Ready-mixed concrete volume	6.1%	5.5%
Ready-mixed concrete average price	3.7%	2.2%
Other concrete-related product sales	1.4%	1.5%

Same plant sales	11.2%	9.2%

Ready-Mixed Concrete Statistics based on Same Plant Sales:
Average price per cubic yards (in dollars)	$75.14	$74.86
Volume in cubic yards (in millions)	1.42	2.35

EBITDA reconciliation:
Net income (loss)	$6,049	$(18,554)
Income tax provision (benefit)	2,718	(8,335)
Loss on early extinguishment of debt	—	28,781
Interest expense	4,147	8,114
Depreciation, depletion and amortization	3,133	6,181

EBITDA	$16,047	$16,187

EBITDA margin	11.6%	7.1%

Free Cash Flow reconciliation:
Net cash provided by operations	$5,623	$4,145
Less capital expenditures, net of disposals of $199 and $412	(2,471)	(4,406)

Free Cash Flow	$3,152	$(261)

U.S. CONCRETE, INC.

UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A Non-GAAP Financial Measure)

(In thousands, except per share amounts)

Use of Non-GAAP Financial Measures

We have provided non-GAAP adjusted earnings per share information for the three and six months ended June 30, 2004 in this news release in addition to providing financial results in accordance with GAAP. This information reflects, on a non-GAAP adjusted basis, our net income and earnings per diluted share after excluding the effects of the loss on early extinguishment of debt of $28.8 million, presented as an ordinary loss in the first quarter of 2004, and applying a 40% effective tax rate. This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, we believe the non-GAAP adjusted results provide useful information to both management and investors by excluding an expense item that we believe is not indicative of our core operating results and assuming a normalized effective tax rate. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of this non-GAAP information to our actual results for the three and six months ended June 30, 2004 is as follows:

	Three Months Ended June 30, 2004
	GAAP Results	NON-GAAP Adjustments	NON-GAAP Adjusted Results
Sales	$138,627	$—	$138,627
Cost of goods sold	111,198	—	111,198

Gross profit	27,429	—	27,429
Selling, general and administrative expenses	11,633	—	11,633
Depreciation, depletion and amortization	3,133	—	3,133

Income from operations	12,663	—	12,663
Interest expense, net	4,147	—	4,147
Loss on early extinguishment of debt	—	—	—
Other income, net	251	—	251

Income before income taxes	8,767	—	8,767
Income tax expense	2,718	789	3,507

Net income	$6,049	$(789)	$5,260

Diluted net income per share	$0.21		$0.18

Diluted common shares outstanding	28,647		28,647

	Six Months Ended June 30, 2004
	GAAP Results	NON-GAAP Adjustments	NON-GAAP Adjusted Results
Sales	$228,941	$—	$228,941
Cost of goods sold	190,951	—	190,951

Gross profit	37,990	—	37,990
Selling, general and administrative expenses	22,365	—	22,365
Depreciation, depletion and amortization	6,181	—	6,181

Income from operations	9,444	—	9,444
Interest expense, net	8,114	—	8,114
Loss on early extinguishment of debt	28,781	(28,781)	—
Other income, net	562	—	562

Income (loss) before income taxes	(26,889)	28,781	1,892
Income tax expense (benefit)	(8,335)	9,092	757

Net income (loss)	$(18,554)	$19,689	$1,135

Diluted net income (loss) per share	$(0.66)		$0.04

Diluted common shares outstanding	28,164		28,405

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